Exhibit 99.1

Orthofix, International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

News Release

CONTACT:

Mark Quick

Investor Relations

Tel 214 937 2924

markquick@orthofix.com

Orthofix Announces Delay of Form 10-Q Filing and Provides

Preliminary Second Quarter 2014 Net Sales Results

LEWISVILLE, Texas, August 6, 2014 – Orthofix International N.V. (NASDAQ: OFIX) today announced that it is delaying the release of its financial results for the fiscal quarter ended June 30, 2014. The Company requires additional time to evaluate certain items primarily related to entries contained in the previous restatement of its prior periods’ financial results.

President and Chief Executive Officer Brad Mason stated, “While it is unfortunate we have discovered items that require additional analysis in certain previous restatement entries, considering the complexity of our prior restatement, the identification of potential technical errors is understandable. We look forward to finalizing the analysis as quickly as possible and bringing the investment community up to date on the recent performance of the business.” Mr. Mason further stated, “There may be changes to historical net sales and net income totals, but we expect that the factors causing these revisions, if any, will have little or no effect on the underlying performance of the business going forward.”

In addition, the Company announced preliminary net sales results for the fiscal quarter ended June 30, 2014. The Company expects to report:

•	Net sales of $101.3 million
•	BioStim net sales of $39.8 million
•	Biologics net sales of $13.9 million
•	Extremity Fixation net sales of $27.3 million
•	Spine Fixation net sales of $20.2 million

To provide adequate time to fully review and correct identified errors if any, and to consider and evaluate their level of materiality, the Company intends to file a Form 12b-25 (Notification of Late Filing) with the Securities and Exchange Commission (SEC) for the quarter ended June 30, 2014. The Company is proceeding with the objective of filing its second quarter Form 10-Q, as well as issuing a press release and hosting a conference call regarding second quarter financial results, no later than the end of August 2014.

Orthofix, International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on improving patients’ lives by providing superior reconstructive and regenerative orthopedic and spine solutions to physicians worldwide. Headquartered in Lewisville, Texas, the Company has four strategic business units that include BioStim, Biologics, Extremity Fixation and Spine Fixation. Orthofix products are widely distributed via the Company’s sales representatives, distributors and its subsidiaries. In addition, Orthofix is collaborating on research and development activities with leading clinical organizations such as the Musculoskeletal Transplant Foundation, the Orthopedic Research and Education Foundation and the Texas Scottish Rite Hospital for Children. For more information, please visit www.orthofix.com.

Forward-Looking Statements:

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the uncertain results and timing of our analysis primarily related to entries contained in the previous restatement of our prior periods’ financial results and our expected inability to file our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2014 before its August 11, 2014 due date (including our expected filing of a Form 12b-25 (Notification of Late Filing) with the SEC with respect to such fiscal quarter), as well how these matters may impact our expenses, liquidity, legal liability, borrowing ability, product sales, relationships with customers, suppliers, strategic partners and third party reimbursement providers, ongoing compliance obligations under our corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services, deferred prosecution agreement with the U.S. Department of Justice and consent decree with the SEC, ability to remain in compliance with covenants and other obligations under our senior secured credit agreement, the cost and nature of our insurance coverage, continued listing of our securities on the Nasdaq Stock Market, and other factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2013 and other subsequent periodic reports filed by the Company with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release.